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                                                                    Exhibit 99.3

                                   ITURF INC.
                                      PROXY
                         SPECIAL MEETING OF STOCKHOLDERS
                               NOVEMBER 17, 2000

      This proxy is solicited on behalf of the Board of Directors of iTurf Inc. ("iTurf") for the special meeting in lieu of an annual meeting of stockholders (including any adjournments or postponements thereof, the "Special Meeting") of iTurf to be held at Tarrytown House, East Sunnyside Lane, Tarrytown, NY 10591, beginning at 3:00 p.m. local time, on November 17, 2000.

      Unless otherwise specified below, the undersigned, a holder of record of shares of Class A common stock, par value $.01 per share ("Common Stock"), of iTurf at the close of business on October 13, 2000 (the "Record Date"), hereby appoints Stephen I. Kahn, Alex S. Navarro and Dennis Goldstein, or any of them, the proxy or proxies of the undersigned, each with full power of substitution, to attend the Special Meeting and to vote as specified in this proxy all the shares of Common Stock which the undersigned would otherwise be entitled to vote if personally present upon the proposals described in the Joint Proxy Statement / Prospectus for the Special Meeting and such other matters as may properly come before such meeting. The undersigned hereby revokes any previous proxies with respect to the matters covered in this proxy.

  THE BOARD OF DIRECTORS OF iTurf RECOMMENDS A VOTE FOR THE PROPOSALS DESCRIBED
                    IN THE JOINT PROXY STATEMENT / PROSPECTUS

IF RETURNED CARDS ARE SIGNED AND DATED BUT NOT MARKED YOU WILL BE DEEMED TO HAVE
 VOTED FOR THE PROPOSALS DESCRIBED IN THE JOINT PROXY STATEMENT / PROSPECTUS


1. Approval and adoption of the Agreement and Plan of Merger, dated as of August 16, 2000, as amended October 12, 2000, by and among iTurf, iTurf Breakfast Corp. and dELiA*s Inc.

            |_| FOR            |_| AGAINST              |_| ABSTAIN

2.    Approval of the Second Restated Certificate of Incorporation of iTurf

            |_| FOR            |_| AGAINST              |_| ABSTAIN

3. Approval of the amendment to iTurf's 1999 Amended and Restated Stock Incentive Plan

            |_| FOR            |_| AGAINST              |_| ABSTAIN

4.    Election of two Class A directors of iTurf

      Nominees:   Christopher C. Edgar
                  Evan Guillemin

      STOCKHOLDERS MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY DRAWING A LINE THROUGH OR OTHERWISE STRIKING OUT THE NAME OF SUCH NOMINEE. ANY PROXY EXECUTED IN SUCH MANNER AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE SHALL BE DEEMED TO GRANT SUCH AUTHORITY.

      |_| GRANT authority to vote for    |_| WITHHOLD authority to vote for
          the two nominees                   the two nominees

5. Ratification of the appointment of Ernst & Young LLP as the independent auditors of iTurf

            |_| FOR            |_| AGAINST              |_| ABSTAIN


6. Authority to vote in their discretion on such other business as may properly come before the meeting.
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            |_| FOR            |_| AGAINST              |_| ABSTAIN


      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If you do not sign and return this proxy card or attend the Special Meeting and vote by ballot, your shares cannot be voted.

      Proxies can only be given by stockholders of record on the Record Date. Please sign your name below exactly as it appears hereon. When shares of Common Stock are held of record by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        Dated:____________________________, 2000


                                        ________________________________________
                                                Signature (Title, if any)


                                        ________________________________________
                                                Signature if held jointly

        PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.